Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 15, 2024 (except for Note 18(C), as to which the date is September 6, 2024) in Amendment No. 1 to the Registration Statement (Form S-1) and the related Prospectus of Zenas BioPharma, Inc. dated September 6, 2024.

/s/ Ernst & Young LLP

Boston, Massachusetts
September 6, 2024